EXHIBIT 99.1

American Resources Corporation Declares Special Cash Dividend to Shareholders Following Strategic Transformation

Board Returns Capital While Continuing to Invest in High-Growth Critical Mineral Opportunities

Company Believes Current Market Valuation Does Not Reflect the Value of Its Cash Position, Strategic Investments and Critical Mineral Platform

July 24, 2026 | Source: American Resources Corporation

FISHERS, INDIANA / July 24, 2026 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a strategic supplier of critical mineral feedstocks and owner of a diversified portfolio of critical mineral assets, today announced that its Board of Directors has declared a special cash dividend of $0.0431 per share of the Company's common stock. The dividend will be payable on August 25, 2026, to shareholders of record as of August 15, 2026.

The special dividend reflects the Company's strong financial position, disciplined capital allocation strategy and confidence in its ability to continue investing in high-return growth opportunities while returning capital to long-term shareholders. The Board believes the Company's current market valuation does not fully reflect the underlying value of its cash position, strategic investments and ownership interests, nor the significant opportunities being developed across its critical mineral platform.

"Our Board believes American Resources is significantly undervalued based on the sum of its parts," said Mark Jensen, Chairman and Chief Executive Officer of American Resources Corporation. "Today, the Company is supported by a strong balance sheet, a strategic minority ownership interest in ReElement Technologies, majority ownership of Electrified Materials Corp., continued advancement of our coal-based critical mineral byproduct initiatives through ongoing negotiations with the U.S. Department of Energy, and an expanding pipeline of accretive rare earth and critical mineral feedstock sourcing opportunities.

Over the past two years, we have fundamentally repositioned American Resources to leverage the unique capabilities of ReElement's refining-first, multi-element, multi-feedstock platform while transforming AREC into a strategic supplier of feedstocks and owner of differentiated critical mineral assets. As we continue executing that strategy, we believe it is appropriate to reward the many long-term shareholders who have supported the Company throughout this transformation.

This special dividend, together with our recently authorized share repurchase program, reflects our commitment to disciplined capital allocation. We believe we have the financial flexibility to continue investing in attractive growth opportunities while simultaneously returning capital to shareholders when we believe the market does not fully recognize the intrinsic value of our business."

American Resources has substantially transformed its business over the past several years through the separation and repositioning of ReElement Technologies, strengthening of its balance sheet, expansion of Electrified Materials Corp.'s feedstock aggregation platform and continued development of domestic critical mineral opportunities. The Company believes these initiatives have created a unique portfolio of strategic assets that provides multiple avenues for long-term shareholder value creation while maintaining the financial flexibility to pursue additional accretive investments.

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About American Resources Corporation (NASDAQ: AREC)

American Resources Corporation has established a comprehensive solution platform across the rare earth and critical mineral supply chain, leveraging its affiliation with, and former parent relationship to, ReElement Technologies Corporation - a leading provider of high-performance refining capacity for rare earth and critical battery elements. The Company is advancing efficient upstream and downstream critical mineral operations.

These operations span conventional and unconventional resource sourcing and development, as well as recycling and manufacturing, enabling American Resources to aggregate and process diverse feedstocks while efficiently aligning supply with end-market demand.

American Resources has established a nimble, low-cost business model focused on scalable growth. Its streamlined approach enables the Company to expand its asset portfolio and meet increasing global demand across infrastructure, defense, technology, and electrification markets - while maximizing margins and maintaining cost discipline. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies Corporation

ReElement Technologies Corporation, a minority holding of American Resources Corporation (NASDAQ: AREC), is a leading provider of high-performance refining capacity for rare earth elements and critical minerals. Its refining-first, multi-mineral, multi-feedstock platform is designed to process a wide range of inputs - including recycled materials from permanent magnets, lithium-ion batteries, and industrial, defense, and technology waste streams, as well as mined ores, brines, and coal-based byproducts - into high-purity products that support a cost-effective, environmentally responsible, and circular supply chain.

ReElement’s innovative and scalable “Powered by ReElement” process leverages its exclusively licensed and internally developed intellectual property, integrating directly into partners’ material processing flowsheets to enhance efficiency and adaptability across the global critical mineral supply chain. For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Company Contact:

Mark LaVerghetta

317-855-9926 ext. 0

investor@americanresourcescorp.com

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